UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2018

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 10, 2018, GlobalSCAPE, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were asked to vote upon the following:

1.	The election of each of C. Clark Webb and Robert H. Alpert to serve as directors for a term of three years and until their successors are duly elected and qualify; and
2.	The ratification of the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 19,511,068 of the 21,850,131 shares of the Company’s common stock entitled to vote as of August 17, 2018, the record date, were as follows:

1.	The election of each of C. Clark Webb and Robert H. Alpert to serve as directors for a term of three years and until their successors are duly elected and qualify was approved as follows:
	For	Withheld	Broker Non-Votes
C. Clark Webb	12,100,156	1,365,821	6,045,091
Robert H. Alpert	12,100,058	1,365,919	6,045,091

2.	The stockholders ratified the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:
For	Against	Abstain	Broker Non-Votes
19,227,115	26,535	257,418	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: October 11, 2018	By:	/s/ Karen J. Young
		Name:	Karen J. Young
		Title:	Chief Financial Officer